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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): May 8, 2000


                             ARCADIA FINANCIAL LTD.
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             (Exact name of registrant as specified in its charter)


    MINNESOTA                        0-20526                    41-1664848
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(State or other                  (Commission File            (IRS Employer
jurisdiction of                  Number)                     Identification No.)
incorporation)


 7825 WASHINGTON AVENUE SOUTH, MINNEAPOLIS, MN                    55439
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   (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (612) 944-9880


                                 NOT APPLICABLE
          ------------------------------------------------------------
          (Former name or former address, if changed from last report)


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ITEM 5.  OTHER EVENTS.

         Arcadia Financial Ltd. (the "Company") today announced that it has commenced a tender offer (the "Tender Offer") for both tranches of its 11 1/2% Senior Notes due 2007 (the "Notes"). Under the terms of the Tender Offer, the Company will purchase the outstanding Notes at a price determined by reference to a fixed spread of 50 basis points over the yield to maturity of the United States Treasury 6 1/2% Note due March 31, 2002, plus accrued and unpaid interest to but excluding the date of payment (the "Purchase Price"). The Purchase Price includes an amount equal to 2% of the principal amount that will be paid only for Notes tendered at or prior to a "consent payment deadline" which is expected to be 5:00 p.m., New York City time, on May 22, 2000.

         In connection with the Tender Offer, Arcadia is also seeking consents to certain proposed amendments to the documents under which the Notes were issued. The Tender Offer is conditioned upon, among other things, the receipt of the requisite consents to adopt such proposed amendments.

         The Tender Offer will expire at 5:00 p.m., New York City time, on June 6, 2000, unless extended.

         On May 8, 2000, the Company issued a press release relating to the commencement of the Tender Offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          20.1 Offer to Purchase and Consent Solicitation Statement, dated May 8, 2000.

          20.2 Letter of Transmittal and Consent.

          99.1 Press Release of the Company, dated May 8, 2000.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ARCADIA FINANCIAL LTD.


Dated: May 8, 2000               /s/  James D. Atkinson III
                                 -----------------------------------------------
                                 Name:  James D. Atkinson III
                                 Title: Chief Legal Officer and Secretary





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                                  EXHIBIT INDEX


Exhibit No.     Description
-----------     -----------
20.1            Offer to Purchase and Consent Solicitation Statement, dated May
                8, 2000.

20.2            Letter of Transmittal and Consent.

99.1            Press Release of the Company, dated May 8, 2000.